For Immediate Release

Contacts:
Jeff Bellows, Resources Global Professionals
(US+) 1-617-897-0350 or jeff.bellows@resources-us.com

Sarah Lazarus, CL-Media
(US+) 1-978-369-4478 or sarah@cl-media.com

Resources Connection, Inc. Reports Fourth Quarter, Fiscal 2007 Results

Announces completion of buyback, special cash dividend and additional new buyback authorization

•	Record Quarterly Revenue of $200.5 Million, Up 21% Over Prior Year Fiscal Fourth Quarter

•	Record Fiscal 2007 Revenue of $735.9 Million, 16% Increase Over Fiscal 2006

•
Record quarterly net income on a comparable basis - non-GAAP net income of $20.7 million, (which excludes stock compensation expense and related tax benefit), up 31% over prior year’s fourth quarter, which did not require expensing of stock compensation.

•
Record fiscal 2007 net income on a comparable basis - non-GAAP net income of $71.5 million, (which excludes stock compensation expense and related tax benefit), up 18% over prior fiscal year, which did not require expensing of stock compensation.

•	Record quarterly GAAP net income of $16.1 million in fourth quarter (which includes stock compensation expense and related tax benefit).

COSTA MESA, CA. July 11, 2007 - Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients - through its operating subsidiary, Resources Global Professionals - accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal fourth quarter and full year ended May 31, 2007.

Total revenue for the fourth quarter of fiscal 2007 improved 21% to $200.5 million from $165.9 million for the same quarter in fiscal 2006. For the year ended May 31, 2007, revenue rose 16% to $735.9 million from $633.8 million for the comparable period of the prior fiscal year.

Effective June 1, 2006, the beginning of the Company's just-completed fiscal 2007, Resources adopted SFAS 123(R), which requires companies to estimate the fair value of share-based awards to employees on the date of the grant using an option-pricing model. Because SFAS 123(R) has been adopted prospectively, net income for the three months and year ended May 31, 2007 is not comparable to net income for the three months and year ended May 31, 2006.

Measured on a comparable basis to prior years but no longer considered to be in accordance with generally accepted accounting principles (GAAP), non-GAAP net income for the fourth quarter of fiscal 2007, (which excludes stock-based compensation expense and the related income tax effect), was $20.7 million, or $0.40 per diluted share. Net income (on a GAAP basis) for the quarter ended May 31, 2006, was $15.7 million, or $0.31 per diluted share.

Net income on a GAAP basis for the fourth quarter ended May 31, 2007, was $16.1 million, or $0.32 per diluted share, reflecting the inclusion of non-cash stock-based compensation expense of $5.7 million on a pre-tax basis, and $1.1 million of tax benefits related to stock-based compensation.

Non-GAAP net income for fiscal 2007, (which excludes stock-based compensation expense and the related income tax effect), was $71.5 million, or $1.39 per diluted share. Net income on a GAAP basis for the year ended May 31, 2006 was $60.6 million, or $1.17 per diluted share.

For the year ended May 31, 2007, net income on a GAAP basis was $54.8 million, or $1.08 per diluted share, reflecting the inclusion of non-cash stock-based compensation expense of $20.1 million on a pre-tax basis and $3.4 million of tax benefits related to stock-based compensation.

After the end of the fiscal year, the Company completed the acquisition of Compliance Solutions (UK) Ltd., a UK-based provider of regulatory compliance services to investment advisors, hedge funds, private equity and venture capital firms, insurance companies and other financial institutions. The Company paid approximately $8.2 million for the acquisition, consisting of $5.8 million in cash and $2.4 million in the Company’s stock.

The Company also announced two separate board approved initiatives regarding its capital structure. First, the Company’s Board of Directors has approved a special cash dividend of $1.25 per share, payable on August 21, 2007 to shareholders of record on August 8, 2007. Second, the Company has completed its previously approved buyback of 3,000,000 shares of the Company’s common stock during the fourth quarter of fiscal 2007, and its Board of Directors has approved a share buyback with an aggregate dollar limit of $150 million.

"Our operating results for the fourth quarter and the entire year demonstrate good balance between investing for long term growth while generating solid current income and cash flows. We expect to continue pushing forward on our international expansion while also investing in complementary professional services, like regulatory compliance," said Donald B. Murray, Chairman and CEO of Resources Global Professionals. "Because our operating model has proved successful at growing while generating substantial cash flows, we are pleased to be able to return significant amounts of capital to our shareholders. We believe the Company can pursue its relevant strategic objectives, including prudent acquisitions, while continuing to improve return on equity through a balanced use of stock buybacks and periodic dividends. After completing our previously announced buyback and the acquisition of Compliance Solutions and giving effect to the special dividend, we will continue to have a strong, well-capitalized balance sheet capable of supporting our growth strategy."

Business Highlights

■	International revenue increased 39% in the fourth quarter from the year-earlier period and increased 30% over the prior fiscal year.
■
In June 2007, Resources launched its regulatory consulting practice with the acquisition of Compliance Solutions (UK) Ltd., a regulatory compliance specialist firm serving investment advisors, hedge funds, private equity and venture capital firms, insurance companies and other financial institutions.

■	During the fourth quarter of fiscal 2007, Resources opened international offices in Mexico City, Milan, Dusseldorf and Shanghai, raising the total number of international offices to 31.
■	As of May 31, 2007, the number of associates on assignment rose to 3,276, up 15% from the prior year end.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Working as members of client teams, we solve problems, execute and transfer knowledge. Partnering with business leaders, we drive internal change across all parts of a global enterprise - finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with a market cap of approximately $1.5 billion. Our 4,100 professionals, from more than 80 practice offices, serve 2,200 clients in 56 countries.

Headquartered in Costa Mesa, California, Resources Global has served 81 of the Fortune 100 companies.

Resources was selected #61 on Fortune magazine’s list of 100 Fastest-Growing Companies for 2006. Also last year, Resources was chosen #21 on BusinessWeek’s list of 100 Hot Growth Companies and the firm has been named to the Forbes 200 Best Small Companies list for the past five years.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, July 11, 2007. This conference call will be available for listening via a webcast on the Company’s website: http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These forward-looking statements include (i) the Company’s statement that it expects to continue pushing forward on its international expansion while also investing in complementary professional services, like regulatory compliance, and (ii) the Company’s belief that it can pursue its strategic objectives, including prudent acquisitions, while continuing to improve return on equity through a balanced use of stock buybacks and periodic dividends. Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in Resources Connection’s Form 10-K for the year ended May 31, 2006 and Form 10-Qs for the quarters ended August 31, 2006, November 30, 2006 and February 28, 2007 (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

The Non-GAAP Income Statement in this release excludes stock-based compensation expense from the following non-GAAP line items: non-GAAP selling, general and administrative expenses, non-GAAP operating income before amortization and depreciation, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP diluted shares used in net income per share calculation.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures and the Non-GAAP Income Statement are not based on any comprehensive set of accounting rules or principles. Resources believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Resources’ results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Resources’ results of operations in conjunction with the corresponding GAAP measures.

Resources believes that the presentation of non-GAAP selling, general and administrative expenses, non-GAAP operating income before amortization and depreciation, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP diluted shares used in net income per share calculation, when presented in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For its internal budgeting process, Resources’ management uses financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases, and the income tax effects thereof. Resources’ management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Resources.

For additional information on the items excluded by Resources Connection, Inc. from one or more of its non-GAAP financial measures, and for additional information regarding these non-GAAP measures, we refer you to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

###

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

	Quarter Ended May 31,		Year Ended May 31,

	2007	2006	2007	2006

	(unaudited)		(unaudited)

Revenue	$200,516	$165,862	$735,891	$633,843

Direct costs of services	121,354	99,383	447,363	384,429

Gross profit	79,162	66,479	288,528	249,414

Selling, general and administrative expenses (1)	51,557	40,426	191,590	149,736

Operating income before amortization and depreciation (1)	27,605	26,053	96,938	99,678

Amortization of intangible assets	392	435	1,472	1,740

Depreciation expense	1,759	1,034	6,122	2,958

Operating income (1)	25,454	24,584	89,344	94,980

Interest income	(2,616)	(1,582)	(8,939)	(5,015)

Income before provision for income taxes (1)	28,070	26,166	98,283	99,995

Provision for income taxes (2)	12,012	10,421	43,518	39,398

Net income (1) (2)	$16,058	$15,745	$54,765	$60,597

Diluted net income per share	$0.32	$0.31	$1.08	$1.17

Diluted shares	50,882	51,369	50,644	51,676

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

(1)
Includes $5,726 and $20,107 of expense for the three months and year ended May 31, 2007, respectively, related to the mandatory requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, effective in the Company’s fiscal year 2007. There was no corresponding expense in the three months and year ended May 31, 2006.

(2)
The Company’s effective tax rate, absent the impact of the adoption of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 38.7% and 39.6% for the three months and year ended May 31, 2007, respectively, compared to 39.8% and 39.4% for the three months and year ended May 31, 2006, respectively. The Company’s effective tax rate, including the impact of the adoption of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 42.8% and 44.3% in the three months and year ended May 31, 2007. The Company cannot recognize a potential tax benefit for certain stock option grants until and unless the holder exercises his or her option and sells the shares. In addition, the Company can only recognize a potential tax benefit for employees’ acquisition and subsequent sale of shares purchased through the Company’s Employee Stock Purchase Plan if the sale occurs within a certain defined period. Further, under SFAS 123(R), certain potential tax benefits associated with incentive stock options fully vested at the time of adoption of SFAS 123(R) will be recognized as additional paid in capital when and if those options are exercised.

RESOURCES CONNECTION, INC.
NON-GAAP INCOME STATEMENT
(in thousands, except per share amounts)

	Quarter Ended May 31,		Year Ended May 31,

	2007	2006	2007	2006

	(unaudited)		(unaudited)

Revenue	$200,516	$165,862	$735,891	$633,843

Direct costs of services	121,354	99,383	447,363	384,429

Gross profit	79,162	66,479	288,528	249,414

Selling, general and administrative expenses (1)	45,831	40,426	171,483	149,736

Operating income before amortization and depreciation (1)	33,331	26,053	117,045	99,678

Amortization of intangible assets	392	435	1,472	1,740

Depreciation expense	1,759	1,034	6,122	2,958

Operating income (1)	31,180	24,584	109,451	94,980

Interest income	(2,616)	(1,582)	(8,939)	(5,015)

Income before provision for income taxes (1)	33,796	26,166	118,390	99,995

Provision for income taxes (2)	13,093	10,421	46,930	39,398

Net income (1) (2)	$20,703	$15,745	$71,460	$60,597

Diluted net income per share	$0.40	$0.31	$1.39	$1.17

Diluted shares (3)	51,719	51,369	51,409	51,676

RESOURCES CONNECTION, INC.
NON-GAAP INCOME STATEMENT
(in thousands, except per share amounts)

(1)
Excludes $5,726 and $20,107 of expense for the three months and year ended May 31, 2007, respectively, related to the mandatory requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, effective with the Company’s first quarter of fiscal 2007. There was no corresponding expense for the three months and year ended May 31, 2006.

(2)
Excludes tax benefits related to stock based compensation of $1,081 and $3,412 for the three months and year ended May 31, 2007, respectively. Please refer to footnote (2) on the GAAP Income Statement for further detail.

(3)
Includes 837 and 765 shares presumed to be repurchased in accordance with the requirements of SFAS 123(R) and SFAS 128 for GAAP computation of diluted number of shares for the three months and year ended May 31, 2007, respectively.

See table below for reconciliation of net income on a GAAP basis to non-GAAP net income, and diluted net income per share on a GAAP basis to non-GAAP diluted net income per share.

RESOURCES CONNECTION, INC.

Following is a reconciliation of net income under GAAP to non-GAAP net income for the three months and year ended May 31, 2007. There was no corresponding reconciliation necessary for the three months and year ended May 31, 2006, as the Company had not adopted the accounting required under SFAS 123(R).

	(in thousands, except per share amounts)

	Three months ended May 31, 2007	Year ended May 31, 2007

GAAP net income	$16,058	$54,765
Stock-based compensation included in SG&A	5,726	20,107
Effect of stock-based compensation on provision for income taxes	(1,081)	(3,412)
Net effect of stock-based compensation	4,645	16,695
Non-GAAP net income	$20,703	$71,460

Following is a reconciliation of shares used in the calculation of GAAP to non-GAAP diluted net income per share:

	Three months ended May 31, 2007	Year ended May 31, 2007

Diluted number of shares used - GAAP	50,882	50,644
Impact of SFAS 123R	837	765
Diluted number of shares used -non-GAAP	51,719	51,409

Following is a reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share:

	Three months ended May 31, 2007	Year ended May 31, 2007

GAAP diluted net income per share	$0.32	$1.08
Net effect of stock-based compensation on diluted net income per share	$0.08	$0.31
Non-GAAP diluted net income per share	$0.40	$1.39

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

	May 31, 2007	May 31, 2006
	(unaudited)

Cash, cash equivalents, short-term investments and long-term marketable securities	$223,095	$185,439

Accounts receivable, less allowances	$105,146	$90,720

Total assets	$467,250	$398,611

Current liabilities	$87,686	$66,614

Total stockholders’ equity	$363,296	$317,436